Exhibit 23.1

ARMANDO C. IBARRA

Certified Public Accountants

A Professional Corporation

Armando C. Ibarra	Members of the California Society of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD	Members of the American Institute of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

August 3, 2006

To Whom It May Concern:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the Registration Statement on Form SB-2 and related Prospectus of Medical Solutions Management Inc. (f/k/a China Media Networks International, Inc.), for the registration of 41,614,688 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 2005, with respect to the financial statements and schedules of China Media Networks International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Very Truly Yours,

    /s/ Armando C. Ibarra

Armando C. Ibarra, CPA

Chula Vista, CA